Exhibit 10.1

December 15, 2011

Coca-Cola Bottling Co. Consolidated

Attn: Mr. James E. Harris

Senior Vice President and Chief Financial Officer

4100 Coca-Cola Plaza

Charlotte, NC 28211

Re:	Amendment No. 2 to Incidence Pricing Agreement

This letter agreement confirms our agreement to amend the Incidence Pricing Agreement between Coca-Cola Bottling Co. Consolidated and The Coca-Cola Company, Coca-Cola North America Division, dated as of March 16, 2009 (the “Pricing Agreement”).

Pursuant to this letter agreement, the first sentence of paragraph 2 of the Pricing Agreement is deleted in its entirety and replaced with the following sentence:

“The Program shall be for a minimum of five years beginning on January 1, 2009, and shall end on December 31, 2013, unless terminated earlier by either party as permitted herein or renewed or extended by mutual written agreement of the parties (the “Term”).”

If this letter accurately sets forth our understanding and agreement, please sign below and return one copy to the undersigned for our files. This Amendment No. 2 to the Pricing Agreement shall be effective as of the date agreed to by Coca-Cola Bottling Co. Consolidated.

Sincerely,

/s/ Brian Hannafey
Brian Hannafey Vice President, Franchise Relations Finance Coca-Cola North America

AGREED this 20th day of December, 2011:

Coca-Cola Bottling Co. Consolidated

By:	/s/ James E. Harris

Printed Name:	James E. Harris

Title:	CFO

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